Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of Eastern Bankshares, Inc. (the “Company”) and Century Bancorp, Inc. (“Century”) as an acquisition by the Company of Century. The merger of Century with and into the Company (the “merger”) was announced on April 7, 2021, and provided for (i) each holder of Century Class A common stock to receive $115.28 per share of Century Class A common stock and (ii) each holder of Century Class B common stock to receive $115.28 of Century Class B common stock for total cash consideration of $641.9 million.
The unaudited pro forma condensed combined financial information have been prepared to give effect to the following:
•The acquisition of Century by the Company under the provision of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, ASC 805, “Business Combinations” where the assets and liabilities of Century will be recorded by the Company at their respective fair values as of the date the merger is completed;
•Certain reclassifications to conform historical financial statement presentation of Century to the Company; and
•Transaction costs in connection with the merger.
The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of the Company and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the historical unaudited condensed consolidated financial statements of the Company and the related notes included in the Company’s Quarterly Report on Form 10-Q for the nine month period ended September 30, 2021 and (ii) the historical audited consolidated financial statements of Century and the related notes included in Century’s Annual Report on Form 10-K for the year ended December 31, 2020, and the historical unaudited consolidated financial statements of Century and the related notes included in Century’s Quarterly Report on Form 10-Q for the nine month period ended September 30, 2021, which have been included as exhibits to this Form 8-K/A and can be found at exhibits 99.2 and 99.3, respectively.
The unaudited pro forma condensed combined income statements for the nine month period ended September 30, 2021 and for the year ended December 31, 2020 combine the historical consolidated income statements of the Company and Century, giving effect to the merger as if it had been completed on January 1, 2021 and January 1, 2020, respectively. The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical consolidated balance sheets of the Company and Century, giving effect to the merger as if it had been completed on September 30, 2021.
The unaudited pro forma condensed combined financial information is provided for illustrative information purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The pro forma financial information has been prepared by the Company in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to
Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020.
The unaudited pro forma condensed combined financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors. The pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2021

			Transaction Accounting Adjustments
	Historical Eastern Bankshares, Inc.	Historical Century	Reclassification Adjustments (Note 2)	Pro forma Adjustments (Note 4)	Note 4	Pro forma Condensed Combined
	(In thousands)
ASSETS
Cash and due from banks	$78,805	$97,743	$6,201	$(641,869)	A	$(459,120)
Short-term investments	1,172,956	492,243	(6,243)	—		1,658,956
Cash and cash equivalents	1,251,761	589,986	(42)	(641,869)		1,199,836
Available-for-sale securities	5,689,312	204,182	3,212,019	(37,290)	B	9,068,223
Held-to-maturity securities	—	3,211,977	(3,211,977)	—		—
Other securities	—	1,680	—	—		1,680
Loans held for sale	1,757	—	—	—		1,757
Loans	9,481,458	2,925,477	(162)	(7,966)	C	12,398,807
Allowance for loan losses	(103,398)	(34,764)	—	34,764	C	(103,398)
Net loans	9,378,060	2,890,713	(162)	26,798		12,295,409
FHLB stock	10,601	11,594	—	—		22,195
Premises and equipment	44,048	42,222	—	22,066	D	108,336
Bank-owned life insurance	79,259	95,367	—	—		174,626
Goodwill and other intangibles, net	379,772	2,714	—	267,943	E/F	650,429
Other assets	626,653	79,127	—	(22,570)	G	683,210
Total assets	$17,461,223	$7,129,562	$(162)	$(384,922)		$24,205,701
LIABILITIES AND EQUITY
Deposits	$13,649,964	$6,204,376	$(5,363)	$1,842	H	$19,850,819
Borrowed funds	30,072	424,830	5,000	—		459,902
Other liabilities	351,895	97,405	201	5,832	I	455,333
Total liabilities	14,031,931	6,726,611	(162)	7,674		20,766,054
Shareholders’ equity
Common stock	1,868	5,568	—	(5,568)	J	1,868
Additional paid in capital	1,857,165	12,292	—	(12,292)	J	1,857,165
Unallocated common shares held by the Employee Stock Ownership Plan	(143,966)	—	—	—		(143,966)
Retained earnings	1,747,300	408,700	—	(399,220)	K	1,756,780
Accumulated other comprehensive income, net of tax	(33,075)	(23,609)	—	24,484	L	(32,200)
Total shareholders’ equity	3,429,292	402,951	—	(392,596)		3,439,647
Total liabilities and shareholders’ equity	$17,461,223	$7,129,562	$(162)	$(384,922)		$24,205,701
See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Nine Months Ended September 30, 2021

			Transaction Accounting Adjustments
Nine Months Ended September 30, 2021	Historical Eastern Bankshares, Inc.	Historical Century	Pro forma Adjustments (Note 5)	Note 5	Pro forma Condensed Combined
	(Dollars in thousands, except per share data)
Interest and dividend income:
Interest and fees on loans	$266,310	$63,419	$(3,093)	A	$326,636
Interest and dividends on available-for-sale securities	42,538	1,662	160	B	44,360
Interest and dividends on held-to-maturity securities	—	40,908	—		40,908
Interest on federal funds sold and other short-term investments	1,434	325	—		1,759
Total interest and dividend income	310,282	106,314	(2,933)		413,663
Interest expense:
Interest on deposits	2,769	13,671	(536)	C	15,904
Interest on borrowings	123	3,857	—		3,980
Total interest expense	2,892	17,528	(536)		19,884
Net interest income	307,390	88,786	(2,397)		393,779
(Release of) provision for allowance for loan losses	(5,368)	(750)	—		(6,118)
Net interest income after provision for loan losses	312,758	89,536	(2,397)		399,897
Noninterest income:
Insurance commissions	73,767	—	—		73,767
Service charges on deposit accounts	17,010	9,508	—		26,518
Trust and investment advisory fees	18,047	—	—		18,047
Debit card processing fees	8,949	—	—		8,949
Other	26,381	3,125	—		29,506
Total noninterest income	144,154	12,633	—		156,787
Noninterest expense:
Salaries and employee benefits	199,554	36,459	(5)	F	236,008
Office occupancy and equipment	24,271	7,586	(1,387)	D/F	30,470
Data processing	37,892	—	(1,139)	F	36,753
Professional services	14,611	—	(3,524)	F	11,087
FDIC insurance	2,989	2,249	—		5,238
Other	21,037	16,328	1,076	E/F/G	38,441
Total noninterest expense	300,354	62,622	(4,979)		357,997
Income before income tax expense	156,558	39,547	2,582		198,687
Income tax expense	36,980	6,222	726	H	43,928
Net income	$119,578	$33,325	$1,856		$154,759
Earnings per common share	$0.69				$0.90
Class A	N/A	$7.22
Class B	N/A	$3.61
Diluted earnings per common share	$0.69				$0.90
Class A	N/A	$5.99
Class B	N/A	$3.61
Weighted average common shares	172,174,469				172,174,469
Class A	N/A	3,663,669	(3,663,669)		—
Class B	N/A	1,904,240	(1,904,240)		—
Diluted weighted average common shares	172,174,469				172,174,469
Class A	N/A	5,567,909	(5,567,909)		—
Class B	N/A	1,904,240	(1,904,240)		—
See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2020

			Transaction Accounting Adjustments
Year Ended December 31, 2020	Historical Eastern Bankshares, Inc.	Historical Century	Pro forma Adjustments (Note 5)	Note 5	Pro forma Condensed Combined
	(Dollars in thousands, except per share data)
Interest and dividend income:
Interest and fees on loans	$372,152	$85,883	$(2,217)	A	$455,818
Interest and dividends on available-for-sale securities	39,419	3,612	(3,099)	B	39,932
Interest and dividends on held-to-maturity securities	—	58,072	—		58,072
Interest on federal funds sold and other short-term investments	1,757	843	—		2,600
Total interest and dividend income	413,328	148,410	(5,316)		556,422
Interest expense:
Interest on deposits	11,315	35,465	(715)	C	46,065
Interest on borrowings	762	6,742	—		7,504
Total interest expense	12,077	42,207	(715)		53,569
Net interest income	401,251	106,203	(4,601)		502,853
(Release of) provision for allowance for loan losses	38,800	5,825	—		44,625
Net interest income after provision for loan losses	362,451	100,378	(4,601)		458,228
Noninterest income:
Insurance commissions	94,495	—	—		94,495
Service charges on deposit accounts	21,560	12,563	—		34,123
Trust and investment advisory fees	21,102	271	—		21,373
Debit card processing fees	10,277	—	—		10,277
Other	30,939	6,892	—		37,831
Total noninterest income	178,373	19,726	—		198,099
Noninterest expense:
Salaries and employee benefits	261,827	45,303	—		307,130
Office occupancy and equipment	33,796	9,535	(1,588)	D	41,743
Data processing	45,259	—	—		45,259
Professional services	18,902	—	—		18,902
Charitable contributions	95,272	—	—		95,272
FDIC insurance	3,734	1,174	—		4,908
Other	46,133	17,476	1,284	E/G	64,893
Total noninterest expense	504,923	73,488	(304)		578,107
Income before income tax expense	35,901	46,616	(4,297)		78,220
Income tax expense	13,163	4,407	(1,208)	H	16,362
Net income	$22,738	$42,209	$(3,089)		$61,858
Earnings per common share	$0.13				$0.36
Class A	N/A	$9.15
Class B	N/A	$4.58
Diluted earnings per common share	$0.13				$0.36
Class A	N/A	$7.58
Class B	N/A	$4.58
Weighted average common shares	171,812,535				171,812,535
Class A	N/A	3,653,939	(3,653,939)		—
Class B	N/A	1,913,970	(1,913,970)		—
Diluted weighted average common shares	171,812,535				171,812,535
Class A	N/A	5,567,909	(5,567,909)		—
Class B	N/A	1,913,970	(1,913,970)		—
See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

EASTERN BANKSHARES, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation
The accompanying unaudited pro forma condensed combined financial information and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2021 and for the year ended December 31, 2020 combine the historical consolidated income statement of the Company and Century, giving effect to the merger as if it had been completed on January 1, 2021 and January 1, 2020, respectively. The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical consolidated balance sheets of the Company and Century, giving effect to the merger as if it had been completed on September 30, 2021.
The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the merger involving the Company and Century under the acquisition method of accounting with the Company treated as the acquirer. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company. Under the acquisition method of accounting, the assets and liabilities of Century, as of the effective time of the merger, will be recorded by the Company at their respective fair values, and the excess of the merger consideration over the fair value of Century’s net assets will be allocated to goodwill.
The merger provided for (i) each holder of Century Class A common stock to receive $115.28 per share of Century Class A common stock and (ii) each holder of Century Class B common stock to receive $115.28 of Century Class B common stock for total cash consideration of $641.9 million.
2. Reclassification Adjustments
Subsequent to the Company’s acquisition of Century, management performed a detailed review of Century’s accounting policies. In connection with that review, differences were identified between Century’s accounting policies and the Company’s accounting policies. Accordingly, reclassification adjustments were identified and recorded. In addition, securities classified as held-to-maturity by Century were reclassified to available-for-sale upon acquisition, reflecting management’s intent with respect to such securities.
In addition, Century had $270.0 in securities sold under agreements to repurchase (“repurchase agreements”) at September 30, 2021. Such repurchase agreements are classified as secured borrowings for financial reporting purposes and are included in borrowings in the pro forma condensed combined balance sheet. These repurchase agreements generally had a maturity of one day. Accordingly, subsequent to the Company’s acquisition of Century, the repurchase agreements matured and were converted to deposits.
3. Preliminary Purchase Price Allocation
The following table summarizes the determination of the purchase price consideration:

As of November 12, 2021
(In thousands)
Total purchase consideration	$641,869

Century Bancorp, Inc. Net Assets at Fair Value
Assets
Cash and deposits	56,831
Investments	3,692,975
Loans	2,906,491
FHLB stock	6,690
Premises and equipment	64,521
Bank owned life insurance	95,478
Core deposit intangible	11,633
Other assets	18,915
Total assets	6,853,534
Liabilities and Equity
Deposits	6,099,821
Borrowings	278,631
Other liabilities	92,237
Total liabilities	6,470,689
Net assets acquired	382,845
Preliminary goodwill	$259,024
4. Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheets
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined balance sheet. All taxable adjustments were calculated using a 28.1% tax rate, which represents the blended statutory rate, to arrive at deferred tax asset or liability adjustments. All adjustments are based upon preliminary assumptions and valuations, which are subject to change.
A.Represents the purchase price of $641.9 million to be funded by the Company with cash on hand.
B.Adjustment to securities classified as held-to-maturity (“HTM”) by Century to reflect the estimated fair value of the acquired investment securities. HTM securities were reclassified to available for sale upon acquisition.
C.Adjustment to loans to reflect estimated fair value adjustments and to eliminate the allowance for loan losses recorded by Century.
D.Adjustment to premises and equipment to reflect the estimated fair value of acquired premises and equipment.
E.Adjustment to eliminate the historical Century goodwill of $2.7 million at the closing date and record goodwill associated with the merger of $259.0 million.
F.Adjustment to record a core deposit intangible of $11.6 million.
G.Net adjustment to other assets of $22.6 million reflects estimated fair value adjustments for deferred taxes related to acquisition accounting adjustments, right-of-use lease assets, and estimate of the fair value of prepaid expenses and other assets.
H.Adjustment to deposits to reflect the estimated fair value of certificates of deposits.
I.Net adjustment to other liabilities of $5.8 million reflects estimated fair value adjustments for deferred taxes related to pension obligations, and estimated fair value of lease commitments, accrued expenses and other liabilities.
J.Adjustments to common stock to eliminate Century common stock and additional paid-in capital.
K.Adjustment to retained earnings to eliminate Century retained earnings offset by purchase accounting adjustments included herein.
L.Adjustment to eliminate Century accumulated other comprehensive income.
5. Pro Forma Adjustments to the Unaudited Condensed Combined Income Statements
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined income statements.
A.Net adjustments to interest income of $3.1 million and $2.2 million for the nine-month period ended September 30, 2021 and the year ended December 31, 2020, respectively, to eliminate Century net accretion of deferred fees and costs and record the estimated accretion of the net discount on acquired loans and leases.
B.Net adjustments to interest income of $0.2 million and $(3.1) million for the nine-month period ended September 30, 2021 and the year ended December 31, 2020, respectively, to eliminate Century net accretion of security discounts, to eliminate Century amortization of unrealized losses on available for sale (“AFS”) securities transferred to HTM and to record the estimated amortization of the premium on acquired investment securities. All Century HTM securities were designated as AFS upon acquisition. For presentation purposes, the presentation of HTM securities conforms with Century presentation prior to acquisition; however, the aggregate net adjustment for premium amortization is included in the AFS security income line item to conform with our expected future presentation.
C.Net adjustment to interest expense on deposits of $(0.5) million and $(0.7) million for the nine-month period ended September 30, 2021 and the year ended December 31, 2020, respectively, to record the estimated amortization of the deposit premium on acquired interest-bearing deposits.
D.Adjustment to occupancy expense of $1.3 million and $1.6 million for the nine-month period ended September 30, 2021 and the year ended December 31, 2020, respectively, to reflect reduction of depreciation expense as a result of estimated fair value on acquired property. The weighted average useful life of the depreciable assets will be 19 years.
E.Net adjustments to other noninterest expense of $0.3 million and $0.1 million for the nine-month period ended September 30, 2021 and the year ended December 31, 2020, respectively, to reflect the elimination of Century amortization of mortgage servicing rights (“MSRs”) and record the estimated amortization of acquired MSRs.
F.Adjustment to eliminate the merger-related expenses of $5 thousand, $86 thousand, $1.1 million, $3.5 million and $50 thousand in salaries and employee benefits, office occupancy and equipment, data processing, professional services and other non-interest expenses, respectively, for the nine-month period ended September 30, 2021.
G.Adjustment to other noninterest expense reflect amortization of the core deposit intangible as a result of acquired Century deposits of $0.9 million and $1.2 million for the nine-month period ended September 30, 2021 and the year ended December 31, 2020, respectively. Core deposit intangibles will be amortized on straightline basis over 10 years.
H.Adjustment to income tax expense to record the income tax effects of pro forma adjustments at the estimated combined statutory federal and state rate at 28.11%.
I.Adjustment to weighted-average shares of the Company’s common stock outstanding to eliminate weighted-average shares of Century common stock outstanding
6. Divestitures in Connection with the Merger
In connection with the merger, the Company entered into a definitive Purchase and Sale Agreement (the “P&S Agreement”) that provided for the Company’s subsidiary to sell real estate previously owned by Century and located at 400 Mystic Avenue, Medford, Massachusetts (the “400 Mystic Parcel”). The purchase price for the 400 Mystic Parcel was $20.5 million in cash which was paid at the closing of the sale which occurred in the fourth quarter of 2021 after we completed the merger. As such, this divestiture was included in the unaudited pro forma condensed combined financial information. Other properties sold in connection with the merger totaled $1.3 million. In addition, in connection with the merger, the Company classified properties with an aggregate fair value of $15.6 million as held-for-sale.